Exhibit 23.1




                     Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 for an aggregate 15,000,000 shares of Common Stock, $.10 par value) pertaining to the Computer Associates International, Inc. 1991 Stock Incentive Plan, of our report dated May 26, 1995, with respect to the consolidated financial statements and schedules of Computer Associates International, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended March 31, 1995, filed with the Securities and Exchange Commission.


                                        Ernst + Young LLP



New York, New York
November 17, 1995